UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)             February 12, 2009

INSPIRE PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

     Delaware                                    000-31135                            04-3209022
(State or Other Jurisdiction                   (Commission                                  (IRS Employer
           of Incorporation)                            File Number)                              Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina            27703-8466
(Address of Principal Executive Offices)                                                     (Zip Code)

Registrant's telephone number, including area code          (919) 941-9777

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors;
                       Appointment of Certain Officers; Compensatory Arrangements of
                       Certain Officers.

On February 6, 2009, the Board of Directors of Inspire Pharmaceuticals, Inc. elected Alan F. Holmer as a director of Inspire. Mr. Holmer fills a vacancy on the Board of Directors. Mr. Holmer will serve as a Class C director of Inspire and is expected to stand for re-election at Inspire's 2009 Annual Meeting of Stockholders. The Board also appointed Mr. Holmer as a member of the Audit Committee and the Corporate Governance Committee of Inspire's Board of Directors, effective as of March 1, 2009. In connection with Mr. Holmer's appointment to these committees, Nancy J. Hutson, Ph.D. resigned from the Audit Committee and Richard S. Kent, M.D. resigned from the Corporate Governance Committee, each effective as of March 1, 2009.

In connection with his election to the Board of Directors, Mr. Holmer received an award of stock options to purchase 7,500 shares of Inspire common stock, subject to quarterly vesting over three years, at an exercise price per share of $3.85, the closing price of Inspire's common stock on February 6, 2009. The stock options were granted pursuant to Inspire's 2005 Equity Compensation Plan, as amended. Mr. Holmer will receive consideration for his services as a director of Inspire in accordance with the Inspire Pharmaceuticals, Inc. Amended and Restated Director Compensation Policy.

Item 9.01      Financial Statements and Exhibits.

(d)       Exhibits

No.      Description

99.1       Press Release dated February 10, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                         Inspire Pharmaceuticals, Inc.

                                                                         By: /s/ Thomas R. Staab II
                                                                                    Thomas R. Staab II,
                                                                                    Chief Financial Officer and Treasurer

Dated: February 12, 2009

EXHIBIT INDEX

No.        Description

99.1       Press Release dated February 10, 2009